AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment (“Amendment”) amends that certain Securities Purchase Agreement dated May 4, 2017 (“SPA”) by and between CHANTICLEER HOLDINGS, INC., a Delaware corporation (“Chanticleer”) and the Purchasers signatory thereto. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the SPA.

WHEREAS, Chanticleer and the Purchasers desire to amend and replace Section 4.17 of the SPA in the manner hereinafter set forth in order to comply with Listing Rule 5640 of the NASDAQ Stock Market.

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have mutually agreed as follows:

1.	The foregoing recital is true and correct and incorporated herein.

2.	Section 4.17 of the SPA is hereby amended to read, in its entirety, as follows:

“Board of Directors. Contemporaneous with the Closing (or, if requested by the Purchasers, at the earliest practical date after the date hereof), the Company shall appoint one director selected by Purchasers holding a majority in interest of the Debentures (the “Board Appointee”) to the Board of Directors. Within 3 Trading Days after such appointment the Company shall provide the Purchasers evidence of such appointment by copies of all of the necessary corporate actions required to be taken by the Company in accordance to its certificate or articles of incorporation, bylaws or other organizational or charter documents and in accordance with the laws of the State of Delaware. Furthermore, from the date hereof until the Purchasers, in the aggregate, hold Debentures in the principal amount less than $1,500,000 (the “Appointment Period”), the Purchasers shall have the right, but not the obligation, to appoint the Board Appointee to the Board of Directors and Purchasers holding a majority in interest of the Debentures may terminate such right by providing written notice to the Company. The Company agrees that it shall have its Board of Directors or nominating committee, if it has one, re-nominate Board Appointee as a director pursuant to this Section 4.17 and to recommend to the Company’s stockholders that that they vote “for” such nominee, and that all proxies given to management are voted in favor of such nominee. Upon expiration of the Appointment Period and until such time that the Purchasers no longer hold the Debentures, the Purchasers shall have the right, but not the obligation, to designate one (1) non-voting observer to attend meetings of the Board of Directors as an observer. The observer shall be entitled to notice of all meetings of the Board of Directors, in the manner that notice is provided to members of the Board of Directors, shall be entitled to receive all materials provided to members of the Board of Directors, at the same time as provided to members of the Board of Directors and shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board of Directors as a non-voting observer.”

3.       Except as set forth herein, all other terms and conditions contained in the Agreement that are not changed, amended or modified through this Amendment shall remain unchanged and in full force and effect.

4.        In the case of conflict between the provisions of the SPA and/or other Transaction Documents, on the one hand, and this Amendment on the other hand, the provisions of this Amendment will prevail.

5.       This Amendment may be executed in counterparts, all of which, when so executed and delivered, shall be deemed an original, but all counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf”) format shall be effective as delivery of a manually executed counterpart signature page.

IN WITNESS WHEREOF, this Amendment has been duly executed by or on behalf of each of the parties.

CHANTICLEER HOLDINGS INC.,
a Delaware corporation

By:	/s/ Michael D. Pruitt
Name:	Michael D. Pruitt
Its:	Chief Executive Officer

AGREED AND ACCEPTED:

PURCHASERS:

Douglas S. Ramer		Bryan Ezralow 1994 Trust U/T/D 12.22.1994

	/s/ Douglas S. Ramer		/s/ Bryan Ezralow
	Douglas S. Ramer	By:	Bryan Ezralow
		Its:	Trustee

Elevado Investment Company, LLC		C and R Irrevocable Trust U/T/D 11.05.07

	/s/ Bryan Ezralow		/s/ David M. Leff
By:	Bryan Ezralow, as Trustee of the	By:	David M. Leff
	EzralowFamily Trust U/T/D/ 12.09.1980	Its:	Trustee
Its:	Manager and Member

EMSE, LLC		David Leff Family Trust U/T/D 2.03.1988

	/s/ Bryan Ezralow		/s/ David M. Leff
By:	Bryan Ezralow as Trustee of Bryan Ezralow	By:	David M. Leff
	1994 Trust U/T/D 12.22.1994	Its:	Trustee
Its:	Manager and Member

Freedman 2006 Irrevocable Trust U/T/D 12.27.2006		Haddad Family Trust

	/s/ Gary E. Freedman		/s/ David Haddad
By:	Gary E. Freedman	By:	David Haddad
Its:	Trustee	Its:	Trustee

Freedman Family Trust U/T/D 5.25.1982		Jonathan and Nancy Glaser Trust U/T/D 12.16.1998

	/s/ Gary E. Freedman		/s/ Jonathan Glaser
By:	Gary E. Freedman	By:	Jonathan Glaser
Its:	Trustee	Its:	Trustee

Larry S. Spitcaufsky, Trustee of Larry Spitcaufsky Family Trust U/T/D 1.19.88		Marc Ezralow 1997 Trust U/T/D 11.26.1997

	/s/ Larry Spitcaufsky		/s/ Marc Ezralow
By:	Larry Spitcaufsky	By:	By: Marc Ezralow
Its:	Trustee	Its:	Trustee

Joshua and Julie Ofman Family Trust		SPA Trust

	/s/ Joshua Ofman		/s/ Marc Ezralow
By:	Joshua J. Ofman	By:	Marc Ezralow
Its:	Trustee	Its:	Trustee

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